Exhibit 5.2

[LETTERHEAD OF DAVIS POLK & WARDWELL LLP]

July 30, 2014

ORIX Corporation

World Trade Center Building

2-4-1 Hamamatsu-cho, Minato-ku

Tokyo 105-6135

Japan

Ladies and Gentlemen:

We are acting as special United States counsel to ORIX Corporation, a joint stock corporation (kabushiki kaisha) formed under the laws of Japan (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on the date hereof by the Company for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”) the Company’s senior debt securities (the “Senior Debt Securities”). The Senior Debt Securities are to be issued pursuant to an Indenture (the “Base Indenture”), dated as of April 27, 2010, between the Company and Law Debenture Trust Company of New York, as Trustee, as amended by the first supplemental indenture to be executed between the Company and the Trustee (together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein have the meaning assigned to them in the Indenture.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

(1) Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as the laws of Japan are concerned, the Indenture has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee and that each of the Trustee and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and

(2) Assuming that the Senior Debt Securities have been duly authorized, executed and delivered by the Company insofar as the laws of Japan are concerned, the Senior Debt Securities, when authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the underwriting agreement relating thereto, will be valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following qualification:

(a) Our opinions in paragraphs 1 and 2 above are subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of Japan; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Davis Polk & Wardwell LLP